UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2006

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive
Waco, Texas 76712
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 11, 2006, the Board of Directors of the Registrant approved the recommendation of the Compensation Committee for a 2006 bonus plan for executive officers of the Registrant. The bonus plan provides that a bonus pool for executive officers will be funded to the extent of fifty percent of the net earnings to common shareholders excluding extraordinary income of the Registrant for calendar year 2006 in excess of $1.00 per fully diluted share until the Registrant has achieved pre-bonus normal net operating income of $1.20 per fully diluted share, at which time the bonus pool will be fully funded. The executive officers participating in the bonus plan are James T. Sartain, J. Bryan Baker, Terry R. DeWitt, Joe S. Greak, James C. Holmes and Richard J. Vander Woude. The Compensation Committee will make recommendations as to the bonuses to be awarded from the bonus pool if the net earnings to common shareholders excluding extraordinary income of the Registrant for calendar year 2006 exceeds $1.00 per fully diluted share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: May 16, 2006	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer